Exhibit 99

NEWS RELEASE

The Progressive Corporation	Company Contact:
6300 Wilson Mills Road	Patrick Brennan
Mayfield Village, Ohio 44143	(440) 395-2370
http://www.progressive.com

PROGRESSIVE REPORTS JANUARY RESULTS

MAYFIELD VILLAGE, OHIO — February 17, 2010 — The Progressive Corporation today reported the following results for January 2010:

(millions, except per share amounts and ratios)	January 2010	January 2009	Change

Net premiums written[1]	$1,336.7	$1,217.3	10%
Net premiums earned	$1,329.7	$1,302.2	2%
Net income	$71.2	$98.2	(27)%
Per share	$.11	$.15	(27)%
Total pretax net realized gains (losses) on securities	$(8.1)	$(29.1)	(72)%
Combined ratio	93.6	89.0	4.6	pts.
Average diluted equivalent shares	667.0	672.2	(1)%
[1] See “Monthly Commentary” for discussion.
(in thousands)	January 2010	January 2009	Change

Policies in Force:
Agency – Auto	4,329.1	4,288.9	1%
Direct – Auto	3,267.4	2,859.2	14%

Total Personal Auto	7,596.5	7,148.1	6%
Total Special Lines	3,430.4	3,348.4	2%

Total Personal Lines	11,026.9	10,496.5	5%

Total Commercial Auto	509.0	534.5	(5)%

Progressive offers insurance to personal and commercial auto drivers throughout the United States. Our Personal Lines business writes insurance for private passenger automobiles and recreational vehicles. Our Commercial Auto business writes primary liability, physical damage, and other auto-related insurance for automobiles and trucks owned by small businesses.

See the “Income Statement” and “Supplemental Information” for further information and the “Monthly Commentary” at the end of this release for additional discussion.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES

INCOME STATEMENT

January 2010

(millions – except per share amounts)

(unaudited)

	Current Month	Comments on Monthly Results[1]

Net premiums written	$1,336.7

Revenues:
Net premiums earned	$1,329.7
Investment income	42.0
Net realized gains (losses) on securities:
Other-than-temporary impairment losses:
Total other-than-temporary impairment losses	0
Less: portion of loss recognized in other comprehensive income	0

Net impairment losses recognized in earnings	0
Net realized gains (losses) on securities	(8.1)

Total net realized gains (losses) on securities	(8.1)
Service revenues	1.5

Total revenues	1,365.1

Expenses:
Losses and loss adjustment expenses	951.7
Policy acquisition costs	127.6
Other underwriting expenses	164.9
Investment expenses	1.3
Service expenses	1.7
Interest expense	11.8

Total expenses	1,259.0

Income before income taxes	106.1
Provision for income taxes	34.9

Net income	$71.2

COMPUTATION OF EARNINGS PER SHARE
Basic:
Average shares outstanding	662.0

Per share	$.11

Diluted:
Average shares outstanding	662.0
Net effect of dilutive stock-based compensation	5.0

Total equivalent shares	667.0

Per share	$.11

[1]

See the Monthly Commentary at the end of this release for additional discussion. For a description of our reporting and accounting policies, see Note 1 to our 2008 audited consolidated financial statements included in our 2008 Shareholders’ Report, which can be found at www.progressive.com/annualreport.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES

INCOME STATEMENT – OTHER INFORMATION

January 2010

(millions – except per share amounts)

(unaudited)

The following table sets forth the comprehensive income for the period:

Current Month
Net income	$71.2

After-tax changes in:
Net unrealized gains (losses) on securities	82.3
Portion of OTTI losses recognized in other comprehensive income	0

Total net unrealized gains (losses) on securities	82.3
Net unrealized gains on forecasted transactions	(.2)
Foreign currency translation adjustment	.1

Comprehensive income	$153.4

Per share	$.23

The following table sets forth the investment results for the period:
Current Month
Fully taxable equivalent total return:
Fixed-income securities	1.4%
Common stocks	(3.6)%
Total portfolio	1.1%

Pretax recurring investment book yield	3.6%

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

January 2010

($ in millions)

(unaudited)

Current Month

				Commercial
	Personal Lines Business			Auto	Other	Companywide
	Agency	Direct[1]	Total	Business	Businesses[2]	Total
Net Premiums Written	$683.8	$513.8	$1,197.6	$138.6	$.5	$1,336.7
% Growth in NPW	7%	18%	12%	(3)%	NM	10%
Net Premiums Earned	$695.3	$489.8	$1,185.1	$142.8	$1.8	$1,329.7
% Growth in NPE	0%	10%	4%	(11)%	NM	2%

GAAP Ratios
Loss/LAE ratio	70.6	73.1	71.7	71.5	NM	71.6
Expense ratio	21.3	22.9	21.9	22.7	NM	22.0

Combined ratio	91.9	96.0	93.6	94.2	NM	93.6

Actuarial Adjustments[3]
Reserve Decrease/(Increase)
Prior accident years						$5.7
Current accident year						1.6

Calendar year actuarial adjustment	$5.5	$3.9	$9.4	$(2.1)	$0	$7.3

Prior Accident Years Development
Favorable/(Unfavorable)
Actuarial adjustment						$5.7
All other development						65.5

Total development						$71.2

Calendar year loss/LAE ratio						71.6

Accident year loss/LAE ratio						77.0

Statutory Ratios
Loss/LAE ratio						71.6
Expense ratio						22.2

Combined ratio						93.8

Statutory Surplus						$5,031.4

[1]	The Direct business expense ratio reflects greater advertising spend than last year.
[2]

The other businesses generated an underwriting profit of $1.3 million for the month. Combined ratios and % growth are not meaningful (NM) due to the low level of premiums earned by, and the variability of loss costs in, such businesses.

[3]	Represents adjustments solely based on our corporate actuarial reviews.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES

BALANCE SHEET AND OTHER INFORMATION

(millions – except per share amounts)

(unaudited)

	January 2010		December 2009 (revised)[1]
CONDENSED GAAP BALANCE SHEET:
Investments – Available-for-sale, at fair value:
Fixed maturities (amortized cost: $11,766.0 and $11,717.0)	$11,763.4		$11,563.4
Equity securities:
Nonredeemable preferred stocks[3] (cost: $664.0 and $665.4)	1,262.8		1,255.8
Common equities (cost: $598.1 and $598.4)	785.1		816.2
Short-term investments (cost: $1,129.5 and $1,078.0)	1,129.5		1,078.0

Total investments[4,5]	14,940.8		14,713.4
Net premiums receivable	2,488.3		2,454.8
Deferred acquisition costs	402.7		402.2
Other assets[1,2]	2,414.4		2,478.9

Total assets	$20,246.2		$20,049.3

Unearned premiums	$4,180.7		$4,172.9
Loss and loss adjustment expense reserves[1,2]	6,634.5		6,653.0
Other liabilities[5]	1,366.9		1,297.6
Debt	2,177.4		2,177.2
Shareholders’ equity	5,886.7		5,748.6

Total liabilities and shareholders’ equity	$20,246.2		$20,049.3

Common shares outstanding	671.6
Shares repurchased – January	1.0
Average cost per share	$17.39
Book value per share	$8.77
Trailing 12-month return on average shareholders’ equity	20.3%
Net unrealized pretax gains (losses) on investments	$788.5
Increase (decrease) from December 2009	$126.7
Debt-to-total capital ratio	27.0%
Fixed-income portfolio duration	2.3	years
Weighted average credit quality	AA
Year-to-date Gainshare factor	.78

[1]

Our December 2009 balance sheet has been revised to reflect a $203.5 million increase in both our reinsurance recoverables on unpaid losses (a component of other assets) and our loss and loss adjustment expense reserves. The equal and offsetting increases in both the asset and liability accounts result from the recognition of additional reserves on Michigan personal injury protection exposures that are 100% reinsured by the Michigan Catastrophic Claims Association (MCCA). In an analysis performed in January 2010, we determined that increases to the estimates of our year-end reserves relating to lifetime medical benefits on the portion that Progressive cedes to the MCCA needed to be recorded. This change does not affect our results from operations or shareholders’ equity. Because the MCCA is a state-mandated plan, the increase in reinsurance recoverables should not create significant counter-party risk.

[2]	Loss and loss adjustment expense reserves are stated gross of reinsurance recoverables on unpaid losses of $532.6 million and $529.4 million at January 2010 and December 2009, respectively.
[3]	As of January 31, 2010, we held certain hybrid securities and recognized a change in fair value of $5.3 million as a realized loss during the period we held these securities.
[4]	Includes $5.9 billion of short-term investments and U.S. Treasury securities prior to settling $14.9 million of net security transactions outstanding as of month-end.
[5]	Includes $14.9 million of net unsettled security transactions (as discussed in note 4 above).

Monthly Commentary

•	Disclosure of monthly results inherently shows more variability in written premium growth rates than disclosure on a quarterly basis. In addition, our accounting calendar, which recognized an additional week of activity in 2009, will contribute to additional variability in the written premium growth rates in certain months in the year after the additional week is recognized. For example, the first few days of February, which has historically been a higher volume period, were reported in fiscal January 2010 vs. fiscal February 2009, while February 28, which includes six-month renewals from policies written during the last several days of August, will fall in fiscal February 2010 vs. fiscal March 2009. As a result, it may be more prudent to analyze written premium growth on a quarterly basis.

•	The favorable prior accident year reserve development of 5.4 points in the month is largely the result of claims that settled in the first month following the accident for amounts less than the original reserve. As is typical, in January, these settlements are reflected in prior year development, rather than development in the current accident year as is the case in all subsequent months.

•	At January 31, 2010, 20% of our portfolio was invested in Group I securities (i.e., common equities, redeemable and nonredeemable preferred stocks, and non-investment-grade and non-rated fixed-maturity securities). In early February 2010, we reallocated approximately $300 million of our securities into common equities; our allocation to Group I securities remains within our target of between 0% and 25% of the total portfolio.

Upcoming Events

We currently are scheduled to release February results on Wednesday, March 17, 2010, before the market opens.

Progressive is scheduled to hold a one-hour conference call to address questions on Wednesday, March 3, 2010 at 9:00 a.m., eastern time, subsequent to the posting of our 2009 Shareholders’ Report online and the filing of our 2009 Annual Report on Form 10-K with the SEC. Registration for the teleconference and webcast is available at http://investors.progressive.com/events.aspx.

About Progressive

The Progressive Group of Insurance Companies, in business since 1937, is one of the country’s largest auto insurance groups, the largest seller of motorcycle policies and a market leader in commercial auto insurance based on premiums written.

Progressive is committed to becoming consumers’ #1 choice for auto insurance by providing competitive rates and innovative products and services that meet drivers’ needs throughout their lifetimes, including superior online and in-person customer service, and best-in-class, 24-hour claims service, such as its concierge level of claims service available at service centers located in major metropolitan areas throughout the United States.

Progressive companies offer consumers choices in how to shop for, buy and manage their auto insurance policies. Progressive offers its products, including personal and commercial auto, motorcycle, boat and recreational vehicle insurance, through more than 30,000 independent insurance agencies throughout the U.S. and online and by phone directly from the Company. Private passenger auto products and prices are different when purchased directly from Progressive or through independent agencies. To find an agent or to get a quote, go to http://www.progressive.com. Progressive also has a branch that sells car insurance policies online in Australia at http://www.progressivedirect.com.au.

The Common Shares of The Progressive Corporation, the Mayfield Village, Ohio-based holding company, are publicly traded at NYSE:PGR. For more information, including a guide to interpreting the monthly reporting package, visit http://www.progressive.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Statements in this release that are not historical fact are forward-looking statements that are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed herein. These risks and uncertainties include, without limitation, uncertainties related to estimates, assumptions, and projections generally; inflation and changes in economic conditions (including changes in interest rates and financial markets); the financial condition of, and other issues relating to the strength of and liquidity available to, issuers of securities held in our investment portfolios and other companies with which we have ongoing business relationships, including counterparties to certain financial transactions; the accuracy and adequacy of our pricing and loss reserving methodologies; the competitiveness of our pricing and the effectiveness of our initiatives to retain more customers; initiatives by competitors and the effectiveness of our response; our ability to obtain regulatory approval for requested rate changes and the timing thereof; the effectiveness of our brand strategy and advertising campaigns relative to those of competitors; legislative and regulatory developments; disputes relating to intellectual property rights; the outcome of litigation pending or that may be filed against us; weather conditions (including the severity and frequency of storms, hurricanes, snowfalls, hail, and winter conditions); changes in driving patterns and loss trends; acts of war and terrorist activities; our ability to maintain the uninterrupted operation of our facilities, systems (including information technology systems), and business functions; court decisions and trends in litigation and health care and auto repair costs; and other matters described from time to time in our releases and publications, and in our periodic reports and other documents filed with the United States Securities and Exchange Commission. In addition, investors should be aware that generally accepted accounting principles prescribe when a company may reserve for particular risks, including litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when a reserve is established for one or more contingencies. Also, our regular reserve reviews may result in adjustments of varying magnitude as additional information regarding pending loss and loss adjustment expense reserves becomes known. Reported results, therefore, may be volatile in certain accounting periods.